Exhibit 23.3
CONSENT OF THE ORR GROUP, INC.
August 1, 2003

Board of Directors
MountainBank Financial Corporation
535 Greenville Highway
Hendersonville, NC 28792

Members of the Board:

We consent to the references to our firm under the caption "Opinion of MBFC's Financial Advisor" in the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission, and to the inclusion of our opinion letter as Appendix D-1 which is part of such Registration Statement.


                                                  /s/ The Orr Group